Exhibit 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

MATRIX SERVICE REPORTS FINANCIAL RESULTS FOR THIRD QUARTER

AND

ANNOUNCES RESTRUCTURING PLAN

TULSA, OK - April 11, 2005 - Matrix Service Co. (Nasdaq: MTRX), a leading industrial services company, today reported total revenues for the third fiscal quarter ended February 28, 2005 were $111.4 million, compared with $145.2 million recorded a year earlier.

Net loss for the third quarter of fiscal 2005 was $35.5 million, or $2.05 per fully diluted share, versus a net income of $2.3 million, or $0.13 per fully diluted share, in the third quarter a year ago. These results include pre-tax charges of $25.0 million, or $1.44 per share, for goodwill impairment, $10.4 million, or $0.40 per share, for an additional reserve on the previously disclosed disputed contracts, $1.6 million, or $0.09 per share, for establishing a valuation reserve for a deferred tax asset related to net operating loss carryforwards and $1.0 million, or $0.03 per share, for legal, Sarbanes Oxley and refinancing activities. EBITDA (1) for the third quarter of fiscal 2005 was $(35.5) million, compared with $6.1 million for the same period last year. Gross margins on a consolidated basis were 5.3% versus 8.1% reported for the third quarter a year earlier.

In March 2005, the Company began a restructuring program to reduce its cost structure and improve operating results. This restructuring program could include reductions in workforce and changes to business plans including the consolidation and closure of certain facilities or business lines. The Company expects these restructuring efforts to continue into Fiscal 2006 and expects to incur restructuring charges of at least $2.1 million in the fourth quarter of fiscal 2005.

President and Chief Executive Officer of Matrix Service, Mike Hall said, “The Company is in a dynamic and changing environment as we work through the current liquidity issues. Matrix is benefiting from positive developments in the Repair and Maintenance sector. Mandated measures in the Downstream Petroleum Industry have sharply expanded activity in this sector.”

On April 8, 2005, the Company received a waiver from its senior lenders of their rights and remedies arising from any current violations under the Credit Agreement. The waiver expires at the end of the business day on June 15, 2005. In connection with the waiver, the Credit Agreement was amended to increase funds available under the revolving line of credit to the lesser of $32,000,000 or 75% of the borrowing base. In addition, upon the funding of a proposed private placement of convertible subordinated junior securities, the revolving line of credit would increase to the lesser of $35,000,000 or 80% of the borrowing base and the bank group has also indicated they would provide an incremental $10 million of short term financing to provide additional liquidity primarily for trade creditors. There can be no assurance that the proposed private placement of convertible subordinated junior securities or the proposed incremental $10 million of short term financing will be completed.

(1)	The Company uses EBITDA (earnings before net interest, income taxes, depreciation and amortization) as part of its overall assessment of financial performance by comparing EBITDA between accounting periods. Matrix believes that EBITDA is used by the financial community as a method of measuring the Company’s performance and of evaluating the market value of companies considered to be in similar businesses. EBITDA should not be considered as an alternative to net income or cash provided by operating activities, as defined by accounting principles generally accepted in the United States (“GAAP”). A reconciliation of EBITDA to net income is included at the end of this release.

Matrix Services Company

April 11, 2005

Revenues for the Construction Services segment were $48.7 million in the third quarter of fiscal 2005 compared with $104.6 million in the same period a year earlier. The decrease was a result of significantly lower construction work in the Power Industry, where third quarter revenues fell 95.8% to $3.2 million from $77.0 million in the third quarter of fiscal 2004 as a result of the completion of two large power projects performed in our Eastern operations that year. These declines were partially offset by Downstream Petroleum Industry revenues, which climbed 60.9% to $38.5 million from $23.9 million a year earlier and by Other Industries’ revenues, which rose 93.2% to $7.0 million from $3.6 million for the year-earlier period. Other Industries consist primarily of wastewater, food and beverage, electronics and paper industries. Construction Services’ gross margins were 3.5% versus 6.7% in the third quarter of 2004, as a result of the sharp decline in revenues, which led to a smaller base for fixed cost absorption.

Revenues from Repair and Maintenance Services advanced 54.4% to $62.7 million in the quarter from $40.6 million in the third quarter of fiscal 2004. The increase of $22.1 million was primarily a result of higher Downstream Petroleum Industry revenues where third quarter revenues rose 49.2% to $52.2 million from $35.0 million a year earlier and due to higher Power Industry revenues, which climbed 162.0% to $8.2 million from $3.1 million for the year-earlier period. These increases were primarily driven by the additional maintenance contracts Matrix entered into in January. Gross margins were 6.6% in the quarter versus 11.8% in the third quarter a year ago, as a result of the inclusion of lower margin maintenance contracts primarily in the Eastern operations.

For the nine months ended February 28, 2005, Matrix Service reported consolidated revenues of $309.9 million versus $474.9 million recorded in the year-earlier period.

Net loss for the nine-month period was $35.1 million, or $2.03 per fully diluted share, versus a net income of $9.2 million, or $0.52 per fully diluted share, for the same nine-month period a year earlier. These results include pre-tax charges of $25.0 million, or $1.44 per share, for goodwill impairment, $10.4 million, or $0.40 per share, for an additional reserve on the previously disclosed disputed contracts, $1.6 million, or $0.09 per share, for the impairment of a deferred tax asset related to net operating loss carryforwards and $3.3 million, or $0.11 per share, for legal, Sarbanes Oxley, severance and refinancing activities. EBITDA (1) for the nine months was $(29.3) million, compared with $22.4 million for the year-earlier period. Consolidated gross margins were 7.6% versus 8.0% reported for the nine-month period last year.

Revenues for the Construction Services segment were $153.0 million, compared with $354.0 million for the nine months ending February 29, 2004. The decrease was the result of significantly lower construction work in the Power Industry, where revenues for the nine-month period fell 86.7% to $33.8 million versus $253.5 million for the same nine-month period last year as a result of the completion of two large power projects performed in our Eastern Operations that year. These decreases were partially offset by higher Other Industries’ revenues, which rose 151.6% to $23.0 million in the recent nine-month period, versus $9.1 million a year earlier. Gross margins in the Construction Services segment narrowed slightly to 6.5% from 7.3% a year earlier as a result of the sharp decline in revenues, which led to a smaller base for fixed cost absorption. Last year’s margins were also impacted by two low margin power projects completed at the end of fiscal 2004.

Revenues for Repair and Maintenance Services rose $36.0 million, or 29.8%, to $156.9 million for the nine-month period ending February 28, 2005 from $120.9 million for the first nine months of fiscal 2004. The increase resulted primarily from significantly higher Downstream Petroleum Industry work where revenues rose 30.0% to $135.7 million, versus $104.4 million for the same nine-month period last year. Revenues also advanced from the Power Industry to $13.1 million versus $9.8 million for the same nine-month period last year and in Other Industries where revenues climbed to $8.1 million in the nine-month period from $6.7 million in the same nine-month period last year. Gross margins were 8.7% versus 10.0% in the nine months ending February 29, 2004.

Matrix Service Company

April 11, 2005

Mike Hall said, “Based upon the current status of the senior credit facility, total liquidity has been constrained due to shortfalls in operating performance. We believe that the solution to these constraints will be solved by improvement in overall operating performance based upon the restructuring efforts currently underway, by the collection of the disputed contracts and by the raising of additional capital through debt restructuring efforts. The Company has engaged a financial consultant to assist senior management with all restructuring activities. As a result of these efforts, the Company anticipates incurring $1.5 million in professional fees in the fourth quarter of fiscal 2005. Because these changes are still being executed as of this press release, we will not be providing guidance for the balance of the fiscal year.”

The proposed private placement of convertible subordinated junior securities and the equity instruments issuable upon conversion of the securities have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and state securities laws.

In conjunction with the press release, Matrix Service will host a conference call with Mike Hall, president and CEO, Jim Ryan, chief operating officer and Les Austin, vice president and chief financial officer. The call will take place today at 11:00 a.m. (EDT)/10:00 a.m. (CDT) today and will be simultaneously broadcast live over the Internet at www.vcall.com. Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast. The online archive of the broadcast will be available within one hour of the live call

About Matrix Service Company

Matrix Service Company provides general industrial construction and repair and maintenance services principally to the petroleum, petrochemical, power, bulk storage terminal, pipeline and industrial gas industries.

The Company is headquartered in Tulsa, Oklahoma, with regional operating facilities located in Oklahoma, Texas, California, Michigan, Pennsylvania, Illinois, Washington and Delaware in the U.S. and Canada.

This release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as “anticipate”, “continues”, “expect”, “forecast”, “outlook”, “believe”, “estimate”, “should” and “will” and words of similar effect that convey future meaning, concerning the Company’s operations, economic performance and management’s best judgment as to what may occur in the future. Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. The actual results for the current and future periods and other corporate developments will depend upon a number of economic, competitive and other influences, including those identified in the “Risk Factors” and “Forward Looking Statements” sections and elsewhere in the Company’s reports and filings made from time to time with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond the control of the Company, and any one of which, or a combination of which, could materially and adversely affect the results of the Company’s operations and its financial condition. We undertake no obligation to update information contained in this release.

For More Information:	Investors:
Les Austin	Trúc N. Nguyen
Vice President Finance and CFO	VP, Investor Relations
Matrix Service Company	Stern & Co.
918/838-8822	212/888-0044
laustin@matrixservice.com	tnguyen@sternco.com

Matrix Service Company

April 11, 2005

Matrix Service Company

Consolidated Statements of Operations

(In Thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	February 28, 2005	February 29, 2004	February 28, 2005	February 29, 2004
	(unaudited)		(unaudited)
Revenues	$111,447	$145,175	$309,908	$474,850
Cost of revenues	105,573	133,354	286,352	436,871

Gross profit	5,874	11,821	23,556	37,979
Selling, general and administrative expenses	18,076	7,610	32,949	21,612
Restructuring, impairment and abandonment	25,002	16	25,150	68

Operating income (loss)	(37,204)	4,195	(34,543)	16,299

Other income (expense):
Interest expense	(1,637)	(708)	(3,634)	(2,149)
Interest income	—	8	1	22
Other	84	306	98	489

Income (loss) before income tax expense	(38,757)	3,801	(38,078)	14,661

Provision (benefit) for federal, state and foreign income tax expense	(3,288)	1,542	(3,010)	5,955
Net earnings of joint venture	—	—	—	510

Net income (loss)	$(35,469)	$2,259	$(35,068)	$9,216

Earnings (loss) per share of common stock:
Basic	$(2.05)	$0.13	$(2.03)	$0.56
Diluted	$(2.05)	$0.13	$(2.03)	$0.52

Weighted average number of common shares:
Basic	17,339,069	17,030,824	17,309,133	16,569,531
Diluted (includes dilutive effect of stock options)	17,339,069	17,839,007	17,309,133	17,567,510

Matrix Service Company

April 11, 2005

Matrix Service Company

Consolidated Balance Sheets

(In Thousands)

	February 28, 2005	May 31, 2004
	(unaudited)
ASSETS:

Current assets:
Cash and cash equivalents	$1,972	$752
Accounts receivable, less allowances (February 28, 2005 - $424, May 31, 2004 - $337)	59,228	56,974
Contract dispute receivables, net	20,975	31,456
Costs and estimated earnings in excess of billings on uncompleted contracts	22,576	18,854
Inventories	6,504	4,584
Income tax receivable	2,200	3,220
Deferred income taxes	4,352	1,493
Prepaid expenses	2,985	2,368

Total current assets	120,792	119,701

Property, plant and equipment at cost:
Land and buildings	25,194	24,518
Construction equipment	31,868	31,294
Transportation equipment	12,471	12,445
Furniture, fixtures and office equipment	8,962	8,743
Construction in progress	684	1,593

	79,179	78,593

Accumulated depreciation	37,297	32,939

Net property, plant and equipment	41,882	45,654

Goodwill	24,872	49,666
Other assets	1,259	1,253

Total assets	$188,805	$216,274

Matrix Service Company

April 11, 2005

Matrix Service Company

Consolidated Balance Sheets

(In Thousands, except share data)

	February 28, 2005	May 31, 2004
	(unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$43,361	$27,528
Billings on uncompleted contracts in excess of costs and estimated earnings	9,450	8,115
Accrued insurance	4,603	2,152
Other accrued expenses	11,753	11,264
Current capital lease obligation	58	—
Current portion of long-term debt	54,946	4,893
Current portion of acquisition payable	1,904	1,835

Total current liabilities	126,075	55,787

Long-term debt	—	64,209
Acquisition payable	5,832	5,614
Long-term capital lease obligation	112	—
Deferred income taxes	5,129	4,949

Stockholders’ equity:
Common stock - $.01 par value; 30,000,000 shares authorized and 19,285,276 shares issued as of February 28, 2005 and May 31, 2004	193	193
Additional paid-in capital	56,291	56,101
Retained earnings	482	35,585
Accumulated other comprehensive income (loss)	46	(395)

	57,012	91,484

Less: Treasury stock, at cost – 1,929,750 shares as of February 28, 2005 and 2,084,950 shares as of May 31, 2004	(5,355)	(5,769)

Total stockholders’ equity	51,657	85,715

Total liabilities and stockholders’ equity	$188,805	$216,274

See Notes to Consolidated Financial Statements

Matrix Service Company

April 11, 2005

3rd Quarter Results of Operations

(In Thousands)

	Construction Services	Repair & Maintenance Services	Other	Combined Total
Three Months ended February 28, 2005
Gross revenues	$51,618	$63,018	$—	$114,636
Less: Inter-segment revenues	(2,891)	(298)	—	(3,189)

Consolidated revenues	48,727	62,720	—	111,447
Gross profit	1,727	4,147	—	5,874
Operating income (loss)	(37,474)	272	(2)	(37,204)
Income (loss) before income tax expense	(38,483)	(272)	(2)	(38,757)
Net income (loss)	(35,305)	(163)	(1)	(35,469)

Segment assets	82,831	76,767	29,207	188,805
Capital expenditures	62	69	405	536
Depreciation and amortization expense	873	795	—	1,668

Three Months ended February 29, 2004
Gross revenues	$106,699	$40,710	$—	$147,409
Less: Inter-segment revenues	(2,135)	(99)	—	(2,234)

Consolidated revenues	104,564	40,611	—	145,175
Gross profit	7,041	4,780	—	11,821
Operating income (loss)	2,349	1,911	(65)	4,195
Income (loss) before income tax expense	2,112	1,754	(65)	3,801
Net income (loss)	1,189	1,109	(39)	2,259

Segment assets	113,695	61,761	21,930	197,386
Capital expenditures	165	441	780	1,386
Depreciation and amortization expense	834	777	—	1,611

Nine Months ended February 28, 2005
Gross revenues	$161,228	$157,456	$—	$318,684
Less: Inter-segment revenues	(8,229)	(547)	—	(8,776)

Consolidated revenues	152,999	156,909	—	309,908
Gross profit	9,959	13,597	—	23,556
Operating income (loss)	(37,164)	2,771	(150)	(34,543)
Income (loss) before income tax expense	(39,466)	1,538	(150)	(38,078)
Net income (loss)	(35,893)	914	(89)	(35,068)

Segment assets	82,831	76,767	29,207	188,805
Capital expenditures	318	277	728	1,323
Depreciation and amortization expense	2,675	2,496	—	5,171

Nine Months ended February 29, 2004
Gross revenues	$361,600	$121,033	$—	$482,633
Less: Inter-segment revenues	(7,627)	(156)	—	(7,783)

Consolidated revenues	353,973	120,877	—	474,850
Gross profit	25,918	12,061	—	37,979
Operating income (loss)	12,185	4,179	(65)	16,299
Income (loss) before income tax expense	11,131	3,595	(65)	14,661
Net income (loss)	7,130	2,125	(39)	9,216

Segment assets	113,695	61,761	21,930	197,386
Capital expenditures	749	1,565	1,639	3,953
Depreciation and amortization expense	2,584	2,207	—	4,791

Matrix Service Company

April 11, 2005

Segment revenue from external customers by industry type are as follows:

	Construction Services	Repair & Maintenance Services	Total
Three Months Ended February 28, 2005
Power Industry	$3,193	$8,161	$11,354
Downstream Petroleum Industry	38,534	52,230	90,764
Other Industries	7,000	2,329	9,329

Total	$48,727	$62,720	$111,447

Three Months Ended February 29, 2004
Power Industry	$76,991	$3,115	$80,106
Downstream Petroleum Industry	23,949	35,018	58,967
Other Industries	3,624	2,478	6,102

Total	$104,564	$40,611	$145,175

Nine Months Ended February 29, 2005
Power Industry	$33,761	$13,084	$46,845
Downstream Petroleum Industry	96,287	135,732	232,019
Other Industries	22,951	8,093	31,044

Total	$152,999	$156,909	$309,908

Nine Months Ended February 29, 2004
Power Industry	$253,473	$9,775	$263,248
Downstream Petroleum Industry	91,378	104,362	195,740
Other Industries	9,122	6,740	15,862

Total	$353,973	$120,877	$474,850

Matrix Service Company

April 11, 2005

Non-GAAP Financial Measure

EBITDA is a supplemental, non-generally accepted accounting principle financial measure. EBITDA is defined as earnings before taxes, interest expense, depreciation and amortization. We have presented EBITDA because it is used by the financial community as a method of measuring our performance and of evaluating the market value of companies considered to be in similar businesses. We believe that the line item on our consolidated statements of operations entitled “net income (loss)” is the most directly comparable GAAP measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance. EBITDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of our ability to fund our cash needs. As EBITDA excludes certain financial information compared with net income (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the type of events and transactions, which are excluded. Our non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•	It does not include interest expense. Because we have borrowed money to finance our operations, interest expense is a necessary and ongoing part of our costs and has assisted us in generating revenue. Therefore, any measure that excludes interest expense has material limitations.

•	It does not include taxes. Because the payment of taxes is a necessary and ongoing part of our operations, any measure that excludes taxes has material limitations.

•	It does not include depreciation and amortization expense. Because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes depreciation and amortization expense has material limitations.

EBITDA for the three and nine month periods ended February 28, 2005 was a net loss of $35.5 million and a net loss of $29.3 million, respectively, compared to net income of $6.1 million and net income of $22.4 million for the three and nine month periods ended February 29, 2004. A reconciliation of EBITDA to Net Income (loss) follows:

	Three Months Ended		Nine Months Ended
	February 28, 2005	February 29, 2004	February 28, 2005	February 29, 2004
	(In Thousands)		(In Thousands)
Net Income (loss)	$(35,469)	$2,259	$(35,068)	$9,216
Interest Expense, net	1,637	700	3,633	2,127
Provision (benefit) for income taxes	(3,288)	1,542	(3,010)	6,302	(a)
Depreciation and amortization	1,668	1,611	5,171	4,791

EBITDA	$(35,452)	$6,112	$(29,274)	$22,436

(a)	The provision for income taxes for the nine months ended February 29, 2004 includes $347,000 of taxes related to net earnings of joint venture.

The $41.6 million and $51.7 million decreases in EBITDA for the three and nine months ended February 28, 2005, respectively, as compared to three and nine month period for the prior year was primarily due to an impairment charge of $25.0 million and a dispute reserve of $10.4 million incurred during the third quarter of fiscal 2005. In addition, operating results, primarily in the construction services segment, were lower in fiscal 2005 as compared to fiscal 2004.